Exhibit 99.1

For immediate release.	Contact:	John Van Blaricum
913.307.1017

Mediware Names Robert Watkins as New Chief Financial Officer

Watkins is promoted from Mediware’s vice president and corporate controller following a national search.

LENEXA, KS January 24, 2012 – Mediware Information Systems, Inc. (NASDAQ: MEDW) announced today that, effective February 15, 2012, Robert W. Watkins will be the company’s new chief financial officer. Mr. Watkins has served as a key member of Mediware’s financial team for more than three years, most recently as Mediware’s vice president and corporate controller.

“Bob has been a tremendous asset to Mediware and I’m thrilled to see him expand his role at Mediware to lead our financial strategy and direction,” said Thomas Mann, president and chief executive officer. “Since joining Mediware in 2008, he has been a key part of our financial team, playing integral roles in five acquisitions andpreviously acting as our interim chief financial officer. I’m confident Bob has the knowledge and experience we need, and he has already proven himself as an effective member of our executive leadership team.”

Prior to joining Mediware in 2008, Mr. Watkins, age 52, served in a number of financial management positions. Most recently he was corporate controller for Titan Machinery (TITN), a $1 billion provider of agricultural and construction equipment. During his tenure he supported the organization through an IPO, follow-on offering and more than 10 acquisitions.  Prior corporate controller experience included National Agriservices, Magnum Logistics and AFS Financial where he served as chief financial officer from 1989 to 1999. Mr. Watkins began his financial career in 1982 as an auditor with KPMG Peat Marwick. Mr. Watkins is a CPA and a current member of the AICPA and Financial Executives International.

“Bob has significant experience working  on complex acquisitions and meeting our stringent financial reporting requirements,” continued Mr. Mann. “He has continuously applied these experiences in planning for Mediware’s growth programs and I have no doubts that he will hit the ground running as our new CFO.”

The company expects to finalize a new employment agreement with Mr. Watkins before he assumes his new duties on February 15, 2012.   Watkins will continue to be based in Mediware’s Lenexa, Kans. headquarters.

Mediware expects to announce the results for the second quarter of fiscal 2012 on February 7, 2012. Information on participating in this call will be made available on January 31, 2012 and will be posted on the company’s website, www.mediware.com.

About Mediware
Mediware delivers interoperable best-of-breed software systems that improve efficiencies and address safety concerns, enabling healthcare organizations to improve care processes while decreasing costs. Core Mediware solutions include blood management technologies for hospitals and blood centers; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market. For more information about Mediware products and services, visit our website at www.mediware.com.

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Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and  are intended to be covered by the safe harbor created thereby. Such forward-looking statements are not necessarily based on historical facts and involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. These risk and uncertainties include but are not limited to those disclosed in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not intend to, and undertakes no obligation to, update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time. The Company regularly posts important information to the investor relations section of its website.